                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                                     [LOGO]

                                                                          , 1997

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 28, 1997

                            ------------------------

Dear Fellow Stockholders:

    You are cordially invited to attend a special meeting of stockholders of Wallace Computer Services, Inc. ("Wallace" or the "Company") scheduled to be held on Friday, February 28, 1997. The meeting will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 at 9:00 a.m., local time.

    Enclosed with this letter is Wallace's notice of meeting and proxy statement and a proxy card. You should read these materials for a more complete description of the matters to be considered at the special meeting. Then, take a moment to sign, date and mail your proxy card in the postage prepaid envelope provided.

    At the special meeting, the stockholders of the Company will be asked to consider and vote on (i) a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and (ii) a proposal to adopt the Company's 1997 Stock Incentive Plan. Your Board of Directors unanimously recommends a vote "FOR" both of these proposals.

    We remain committed to acting in the best interests of you, our stockholders, and your Company. Please feel free to call us or our proxy solicitor, Morrow & Co., Inc., if you have any questions. Our phone number is
(630) 588-5395, and the phone number of Morrow & Co., Inc. is (800) 662-5200.

Sincerely,

         [SIG]                                   [SIG]
TED DIMITRIOU                                    BOB CRONIN
CHAIRMAN OF THE BOARD                            PRESIDENT AND CEO

                                    IMPORTANT
    Your vote is important. Please take a moment to sign, date and promptly mail your proxy card in the postage prepaid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact the firm assisting us in the solicitation of proxies:
                               MORROW & CO., INC.
                        Call toll free at (800) 662-5200

                                                                PRELIMINARY COPY

                                     [LOGO]

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

TO THE STOCKHOLDERS OF

WALLACE COMPUTER SERVICES, INC.:

    Notice is hereby given that a Special Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 on Friday, February 28, 1997, at 9:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

    2. To consider and vote upon a proposal to adopt the Company's 1997 Stock Incentive Plan.

    The Board of Directors has fixed the close of business on January 20, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof.

    It is important that your shares be voted at the Special Meeting. Whether or not you expect to attend, you are urged to sign and date the accompanying proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]
                                          MICHAEL T. LAUDIZIO
                                          SECRETARY
Lisle, Illinois
           , 1997

                                                                PRELIMINARY COPY

                        WALLACE COMPUTER SERVICES, INC.
                                2275 CABOT DRIVE
                             LISLE, ILLINOIS 60532

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 1997

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. ("Wallace" or the "Company") to be voted at a Special Meeting of Stockholders of the Company to be held on February 28, 1997, and at any and all adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on January 20, 1997 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January , 1997.

    At the Special Meeting, the stockholders of Wallace will be asked to consider and vote upon (i) a proposal to amend the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), to increase the number of authorized shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") from 50,000,000 to 100,000,000 (the "Charter Amendment") and (ii) a proposal to adopt the Company's 1997 Stock Incentive Plan (the "1997 Plan").

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE CHARTER AMENDMENT AND 1997 PLAN PROPOSALS.

    Your vote is important, regardless of how many shares you own. Please sign and date the accompanying proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the meeting.

                       VOTING PROCEDURES AND SOLICITATION

    On the Record Date, there were         shares of Common Stock outstanding.
The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at the Special Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Special Meeting for the transaction of business.

    Whether or not you plan to attend the meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Special Meeting will be voted in accordance with the stockholder's specifications marked thereon. If no specifications are marked thereon, the proxies distributed by your Board will be voted "FOR" the Charter Amendment and the 1997 Plan proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Special Meeting by filing with the Secretary of the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of your proxy).

    With respect to each of the Charter Amendment and 1997 Plan proposals, a stockholder may vote for or against such matters or abstain from voting. Pursuant to the Company's Bylaws and Delaware law, approval of each of these proposals requires the affirmative vote of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote. Consequently, an abstention or a broker non-vote on the Charter Amendment proposal or the 1997 Plan proposal will have the effect of a negative vote.

    Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers. The Company has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $7,500, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. The cost of soliciting proxies on behalf of the Board of Directors for the Special Meeting is being borne by the Company.

                                     ITEM 1
                         THE CHARTER AMENDMENT PROPOSAL

    At the Special Meeting, stockholders of Wallace will be asked to approve and adopt the Charter Amendment, which would amend the Restated Certificate of Incorporation of Wallace to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000. No change is being proposed with respect to Wallace's authorized number of shares of preferred stock.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CHARTER AMENDMENT PROPOSAL.

    As a result of Wallace's two-for-one stock split declared on June 6, 1996, the number of authorized but unissued shares of Common Stock was significantly
reduced. As of January 20, 1997, the Company had         shares of Common Stock
issued and outstanding, and an additional         shares of Common Stock were
reserved for future issuance pursuant to the Company's employee benefit plans. Without an increase in the number of authorized shares of Common Stock, there
are only approximately           authorized shares of Common Stock available for
future issuance.

    The Board of Directors has unanimously approved the increase in the authorized shares of Common Stock and has determined that the increase in authorized shares of Common Stock is in the best interests of the Company and the stockholders. The proposed increase in the authorized number of shares of Common Stock has been recommended by the Board of Directors because the availability of additional shares for future issuance, without the delay of obtaining the approval of stockholders at a special meeting, will afford Wallace greater flexibility in acting upon proposed transactions. The additional authorized shares will be available for general corporate needs, such as any future stock splits, stock dividends, issuance under the Company's employee benefit plans and other appropriate purposes. The additional shares could also be used for such purposes as raising additional capital for the operations of the Company or in connection with acquisitions. The terms of any future issuance of Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance and sale. Such additional authorized shares would be available for issuance without further action by the stockholders of the Company, except as provided under Delaware law or the rules of any national securities exchange on which the Common Stock is at the time listed.

    The Charter Amendment has not been proposed for an anti-takeover purpose. The additional flexibility which would be afforded to the Company if the proposed Charter Amendment were adopted, however, could be used by the incumbent Board of Directors to make a change in control of the Company more difficult. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. However, as of the date of this Proxy Statement, the Board of Directors is not aware of any attempt to bring about a change in control of the Company.

    The additional shares of Common Stock for which authorization is being sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

    If the Charter Amendment is adopted, Section 1 of Article FOURTH of the Restated Certificate of Incorporation of the Company will be amended to read in its entirety as follows:

        "1. Authorized Shares: The total number of shares of all classes of stock that the corporation shall have authority to issue is 100,500,000, consisting of 100,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, par value $50.00 per share."

                                     ITEM 2
                PROPOSAL TO ADOPT THE 1997 STOCK INCENTIVE PLAN

GENERAL

    At its meeting on September 4, 1996, the Board of Directors adopted the 1997 Plan and is proposing the 1997 Plan for stockholder approval at the Special Meeting. The purposes of the 1997 Plan are to (i) align the interests of the Company's stockholders and grantees of options under the 1997 Plan by increasing the proprietary interest of such optionees in the Company's growth and success,
(ii) advance the interests of the Company by attracting and retaining officers, other key employees and non-employee directors and (iii) motivate such key employees and non-employee directors to act in the long-term best interests of the Company's stockholders. Pursuant to the 1997 Plan, the Company may grant to officers and other key employees non-qualified stock options or incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The purchase price per share of the shares subject to such options may not be less than the fair market value of a share of Common Stock on the date of grant of such options. Also pursuant to the 1997 Plan, each non-employee director (i) will be granted each year an option to purchase 2,000 shares of Common Stock and (ii) may elect to be granted, in lieu of all or any portion of the cash retainer fee that would otherwise be payable to such non-employee director, the number of options to purchase shares of Common Stock which is equal to four times the amount of the retainer fee subject to such election divided by the fair market value of a share of Common Stock on the date of grant of such options. In each case, the purchase price per share of the shares subject to such non-employee director options is equal to the fair market value of a share of Common Stock on the date of grant of such options. As of the date of this Proxy Statement, approximately 100 key employees of the Company and its subsidiaries and seven non-employee directors are eligible to participate in the 1997 Plan. Reference is made to Exhibit A to this Proxy Statement for the complete text of the 1997 Plan which is summarized below.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 PLAN.

DESCRIPTION OF THE 1997 PLAN

    ADMINISTRATION. The 1997 Plan is administered by a committee of the Board of Directors (the "Committee") consisting of not fewer than two directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of section 162(m) of the Code. Subject to the express provisions of the 1997 Plan, and except for options granted to non-employee directors, the Committee has the authority to (i) select eligible officers and other key employees to receive grants of options and (ii) determine all of the terms and conditions of each grant. Each option will be evidenced by a written agreement containing such provisions not inconsistent with the 1997 Plan as the Committee shall approve. The Committee also has authority to prescribe rules and regulations for administering the 1997 Plan and to decide questions of interpretation or application of any provision of the 1997 Plan.

    AVAILABLE SHARES. Under the 1997 Plan, 2,000,000 shares of Common Stock are available for grants of options, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distributions to holders of Common Stock other than a regular cash dividend. In general, shares subject to an option that expires or terminates unexercised or is cancelled or forfeited would again be available for awards under the 1997 Plan. The maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any participant in the 1997 Plan is 200,000, subject to adjustment as described above.

    EFFECTIVE DATE, TERMINATION AND AMENDMENT. If approved by stockholders, the 1997 Plan will be effective as of September 4, 1996, the date of its approval by the Board of Directors, and will terminate 10 years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1997 Plan at any time except that, without the approval of the stockholders of the Company, no amendment may, among other things (i) increase the number of shares of Common Stock available under the 1997 Plan, (ii) reduce the minimum purchase price of a share of Common Stock subject to an option or (iii) extend the term of the 1997 Plan.

    NON-QUALIFIED STOCK OPTIONS. The period for the exercise of a non-qualified stock option and the option exercise price will be determined by the Committee, provided that the option exercise price per share may not be less than the fair market value of a share of Common Stock on the date of grant of such option. In the event of termination of employment of a holder of a non-qualified stock option for any reason other than disability, retirement on or after age 65 (or, with approval of the Company, early retirement under a retirement plan of the Company) or death, unless otherwise specified in the agreement relating to such option, such non-qualified stock option will be exercisable only to the extent that such option is exercisable on the effective date of such termination and may thereafter be exercised after the date of such termination until the earlier of (i) the date which is three months after the date of such termination (or such other period as set forth in the agreement relating to such option) and
(ii) the expiration of such option. In the event of termination of employment by reason of disability, retirement on or after age 65 (or, with the approval of the Company, early retirement under a retirement plan of the Company) or death, unless otherwise specified in the agreement relating to such option, each non-qualified stock option held by such holder will be exercisable only to the extent that such option is exercisable on the effective date of such termination and may thereafter be exercised by such holder or such holder's executor, administrator or similar person until the earlier of (i) the date which is one year in the case of disability or death, or five years in the case of retirement, after the date of such termination (or such other period as set forth in the agreement relating to such option) and (ii) the expiration of such option. If the holder of a non-qualified stock option dies during the period of exercisability of such option following termination of employment, unless otherwise specified in the agreement relating to such option, such non-qualified stock option will be exercisable only to the extent that such option is exercisable on the date of such holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of such death (or such other period as set forth in the agreement relating to such option) and
(ii) the expiration of such option.

    INCENTIVE STOCK OPTIONS. No incentive stock option will be exercisable more than 10 years after its date of grant, and in the case of a recipient of an incentive stock option who owns more than 10 percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), the option must be exercised within five years of its date of grant. The option exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option and, in the case of a recipient of an incentive stock option who is a ten percent holder, the option exercise price will be the price required by the Code, currently 110% of fair market value. To the extent that the aggregate fair market value of Common Stock with respect to which an incentive stock option is exercisable for the first time by an individual during a calendar year exceeds $100,000, such option is treated as a non-qualified stock option. In the event of termination of employment of a holder of an incentive stock option by reason of permanent and total disability (as defined in section 22(e)(3) of the Code), unless otherwise specified in the agreement relating to such option, such option will be exercisable only to the extent exercisable on the date of such termination of employment and may thereafter be exercised until the earlier of (i) the date which is one year (or such shorter period as set forth in the agreement relating to such option) after such termination and (ii) the expiration of such incentive stock option. In the event of termination of employment by reason of death, unless otherwise specified in the agreement relating to such option, each incentive stock option held by such holder will be exercisable only to the extent that such option is exercisable on the date of such death and may thereafter be exercised by such holder's executor, administrator or similar person until the earlier of (i) the date which is one year after the date of such death (or such other period as set forth in the agreement relating to such option) and (ii) the expiration of such option. In the event of termination of employment for any reason other than permanent and total disability or death, unless otherwise specified in the agreement relating to such option, each incentive stock option held by such holder will be exercisable only to the extent such option is exercisable on the effective date of such termination and may thereafter be exercised until the earlier of (i) the date which is three months after such termination and (ii) the expiration of such option. If the holder of an incentive stock option dies during the period of exercisability of such option following termination of employment, unless otherwise specified in the agreement relating to such option, each incentive stock option will be exercisable only to the extent such option is exercisable on the date of such holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of such death (or such shorter period as set forth in the agreement relating to such option) and (ii) the expiration of such option.

    PERFORMANCE MEASURES. Under the 1997 Plan, the exercisability of options may be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular option will be determined by the Committee. Under the 1997 Plan, such performance measures may be one or more of the following: Common Stock value, earnings per share, return to shareholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow, cost reduction goals, or any combination of the foregoing.

    NON-EMPLOYEE DIRECTOR OPTIONS. Pursuant to the 1997 Plan, on the date of each annual meeting of stockholders (or on the date on which a person is first elected or begins to serve as a non-employee director (other than by reason of termination of employment) if such date is other than the date of an annual meeting of stockholders), each non-employee director will be granted an option to purchase 2,000 shares of Common Stock (which number will be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. In addition, pursuant to the 1997 Plan, each non-employee director may elect (in accordance with procedures specified by the Committee), in lieu of all or any portion of the cash retainer fee that would otherwise be payable to such non-employee director, to be granted on the date of the meeting of the Committee next following the date of each annual meeting of stockholders, the number of options ("Retainer Fee Options") to purchase shares of Common Stock which is equal to four times the amount of the retainer fee subject to such election divided by the fair market value of a share of Common Stock on the date of such grant. The purchase price of the shares of Common Stock subject to a Retainer Fee Option will be equal to the fair market value of a share of Common Stock on the date of grant of such Retainer Fee Option. Each option granted to a non-employee director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant. Each non-employee director option will expire 10 years after its date of grant. If the holder of a non-employee director option ceases to be a director of the Company for any reason other than disability, retirement on or after age 65 or death, each non-employee director option held by such holder will be exercisable only to the extent that such option is exercisable on the effective date of such holder ceasing to be a director of the Company and may thereafter be exercised until the earlier of (i) the date which is three months after the date of such holder ceasing to be a director of the Company and (ii) the expiration of such option. If the holder of a non-employee director option ceases to be a director of the Company by reason of disability, retirement on or after age 65 or death, each non-employee director option held by such holder will be exercisable only to the extent that such option is exercisable on the effective date of such holder ceasing to be a director of the Company and may thereafter be exercised by such holder or such holder's executor, administrator or similar person until the earlier of (i) the date which is one year in the case of disability or death, or five years in the case of retirement, after the date of such holder ceasing to be a director of the Company and (ii) the expiration of such option. If the holder of a non-employee director option dies during the period of exercisability of such option following such holder's ceasing to be a director of the Company, each non-employee director option will be exercisable only to the extent that such option is exercisable on the date of such holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of such death and (ii) the expiration of such option.

    MATERIAL CHANGE. In the event of a Material Change (as such term is defined in the 1997 Plan), all options will be cashed-out by the Company except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options will become exercisable in full and each option will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. A "Material Change," as defined in the 1997 Plan, includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Company's Common Stock, the election of directors representing 30% or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the 1997 Plan.

    TRANSFERABILITY OF OPTIONS. Pursuant to the 1997 Plan, no option will be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as set forth in the agreement relating to such option.

    EXERCISE OF OPTIONS. Payment for shares of Common Stock purchased upon the exercise of an option granted pursuant to the 1997 Plan shall be made as set forth in the agreement relating to such option. Such agreement may provide for payment in cash, by delivery of shares of Common Stock or by a broker-dealer acceptable to the Company.

    TAX WITHHOLDING. The Company may require the holder of any option granted pursuant to the 1997 Plan to pay any federal, state, local or other taxes which may be required to be withheld by the Company in connection with such option. The agreement relating to such option may provide that (i) the Company may withhold shares of Common Stock to pay such taxes or (ii) such holder may satisfy such obligation by a cash payment, by the delivery of shares of Common Stock, by authorizing the Company to withhold shares of Common Stock or by payment by a broker-dealer acceptable to the Company.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1997 Plan.

    A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and, except in the case of a non-employee director option, subject to income tax withholding) upon exercise of a non-qualified stock option, including a non-employee director option, equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and its four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. Based on regulations published by the Internal Revenue Service, compensation under the 1997 Plan attributable to options granted thereunder is not expected to be subject to the $1 million deduction limit under section 162(m) of the Code.

    BENEFITS TABLE. The following table sets forth the total number of options granted under the 1997 Plan to the individuals and groups indicated in such table through January , 1997. All such options have been granted subject to stockholder approval. No determination has been made by the Committee regarding the future grant of specific awards to key employees under the 1997 Plan. As indicated in the table, the Board of Directors granted options to purchase 597,500 shares of Common Stock under the 1997 Plan to 69 key employees. These options were intended to reward certain key managers based on the performance of the Company and to promote the retention of those key managers in light of the uncertainties which arose from the unsuccessful efforts of Moore Corporation Limited to acquire the Company and related proxy contests.

                                                                                            DOLLAR      NUMBER OF
NAME AND POSITION                                                                          VALUE(1)     UNITS(2)
---------------------------------------------------------------------------------------  ------------  -----------
Robert J. Cronin.......................................................................       --          80,000
Michael O. Duffield....................................................................       --          40,000
Michael J. Halloran....................................................................       --          30,000
Michael T. Leatherman..................................................................       --          40,000
Bruce D'Angelo.........................................................................       --          30,000
Executive Officer Group (11 persons)...................................................       --         302,000(3)
Non-Employee Director Group (8 persons)................................................       --          16,000(4)
Non-Executive Officer Employee Group (58 persons)......................................       --         295,500

------------------------
(1) Each option has been granted with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. Options granted to employees, including executive officers, were granted on September 4, 1996 with an exercise price per share of $27.25. Options granted to non-employee directors were granted on November 6, 1996 with an exercise price per share of $29.75. On January , 1997, the closing
    price per share of the Company's Common Stock was $     .

(2) The options shown in the table granted to key employees, including executive officers, become exercisable upon the earlier to occur of (i) 9 1/2 years following the date of grant of such options or (ii) three years following the date of grant of such options if the Company achieves its three-year performance goals for revenue and earnings growth and return on assets and equity for fiscal years 1997, 1998 and 1999.

(3) Does not include non-employee director options to purchase 2,000 shares of Common Stock granted to Mr. Theodore Dimitriou referred to in note (4) below.

(4) On the date of each annual meeting of stockholders, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. These options were granted to non-employee directors (including Mr. Theodore Dimitriou) on the date of the Company's 1996 annual meeting of stockholders and become exercisable for one-fourth of the shares of Common Stock subject to such options on February 1, 1997 and an additional one-fourth thereof on each of May 1, August 1 and November 1, 1997. No Retainer Fee Options have been granted under the 1997 Plan.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    Each director receives an annual director's fee of $20,000. Each director also receives a fee of $1,000 plus expenses for each meeting of the Board of Directors and its committees that he attends. The Chairman of a Board committee receives an additional $1,500 per year.

    The Company maintains the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (the "Retirement Plan") pursuant to which outside directors (which include all directors other than Mr. Robert Cronin and Mr. Theodore Dimitriou) will be eligible to receive benefits when they complete five years of service as outside directors. Messrs. Richard Doyle, William Lane III and Neele Stearns, Jr. have completed five years of service as outside directors and are participants in the Retirement Plan. The annual retirement benefit payable to each participating director is equal to the annual director's fee in effect on his retirement date. Retirement benefits commence upon the retirement of a participating director, continue for the lesser of ten years or the number of years of service as an outside director, and cease upon the death of the participating director. Because the actual retirement benefits to be received by each participating director will be based upon the annual director's fee in effect on his retirement date and the period of time during which he serves as an outside director, the amount of the retirement benefits to be paid to participating outside directors cannot be calculated prior to retirement. As of the end of fiscal year 1996, the Company has accrued the estimated amount of retirement benefits under the Retirement Plan.

    The Company established a Deferred Compensation/Capital Accumulation Plan for Directors for each of calendar years 1988, 1993, 1994, 1995 and 1996 in which all incumbent directors were eligible to participate. For the 1996 Plan, Messrs. Theodore Dimitriou and Richard Doyle elected to participate. For the 1995 Plan, Messrs. Theodore Dimitriou, Richard Doyle and Neele Stearns, Jr. elected to participate. For the 1994 Plan and the 1993 Plan, Mr. Richard Doyle elected to participate. Each participating director was allowed to elect to defer up to 100% of his director's and meeting fees. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually at 12% per annum for amounts deferred under the 1993, 1994, 1995 and 1996 Plans and 16% per annum for amounts deferred under the 1988 Plan. A participating director is entitled to receive payment of the undistributed amount of his deferral account in either fifteen annual installments beginning at age 65 or, if a participating director so elects, in ten annual installments beginning at age 70 or age 72. If a participating director has not previously begun to receive installment payments from his deferral account, he will receive an interim distribution from his deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that he deferred.

    The Board of Directors has adopted the 1997 Plan, which is being proposed for stockholder approval at the Special Meeting. Pursuant to the 1997 Plan, on the date of each annual meeting of stockholders, each non-employee director is granted an option to purchase 2,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. In addition, pursuant to the 1997 Plan, each non-employee director may elect, in lieu of all or any portion of the cash retainer fee that would otherwise be payable to such non-employee director, to be granted the number of options to purchase shares of Common Stock which is equal to four times the amount of the retainer fee subject to such election divided by the fair market value of a share of Common Stock on the date of such grant. The purchase price per share of the shares of Common Stock subject to such options is equal to the fair market value of a share of Common Stock on the date of grant. For a description of the terms of non-employee director options, see "Item 2 -- Proposal to Adopt the 1997 Stock Incentive Plan -- Description of the 1997 Plan -- Non-Employee Director Options."

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash compensation and certain other components of compensation for fiscal years 1996, 1995 and 1994 for the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            -------------
                                                     ANNUAL COMPENSATION     SECURITIES      ALL OTHER
                                                    ----------------------   UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION       FISCAL YEAR  SALARY (1)  BONUS (1)    OPTIONS (2)      (3)(4)
-------------------------------------  -----------  ----------  ----------  -------------  -------------
Robert J. Cronin                             1996   $  392,375  $  216,810       33,500     $   101,174
 President and Chief                         1995      355,000     262,000       19,000          71,149
 Executive Officer                           1994      318,750     194,077       10,000          56,160
Michael O. Duffield                          1996      218,800      78,365       15,100          35,231
 Senior Vice President/                      1995      200,125     113,960       11,400          17,316
 Operations                                  1994      182,750     101,079        4,900          15,411
Michael J. Halloran                          1996      208,925      63,720       12,600          35,593
 Vice President/Chief                        1995      195,625      83,370        7,900          27,151
 Financial Officer                           1994      185,250      91,960        4,400          19,222
Michael T. Leatherman                        1996      199,975      71,155       15,100          26,327
 Senior Vice President/                      1995      175,583      71,400       12,900          19,215
 Chief Information Officer                   1994      157,000      77,661        4,500          13,816
Bruce D'Angelo                               1996      191,526      58,410       12,600          24,880
 Vice President/Sales                        1995      179,000      76,440        7,900          18,834
                                             1994      162,500      69,347        4,000          14,467

------------------------
(1) Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/Capital Accumulation Plans established by the Company for the calendar years 1996, 1995 and 1994 is included in the relevant salary and bonus columns.

(2) Represents the number of shares of Common Stock for which options were granted to each executive officer for fiscal years 1996, 1995 and 1994 under the Company's 1989 Stock Option Plan. Stock options granted to each executive officer for fiscal year 1996 were approved and granted by the Compensation Committee on September 4, 1996.

(3) All Other Compensation includes (a) Company contributions under the Company's Profit Sharing and Retirement Plan, (b) Company contributions under the Company's Supplemental Profit Sharing Plan and

    (c) above-market accrued interest on compensation deferred under the Company's Deferred Compensation/Capital Accumulation Plan to the extent that such accrued interest exceeds interest that would have accrued on such deferred compensation at market interest rates. The amounts of All Other Compensation for each of the three components above were as follows:

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1996          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  16,009          $   28,576         $  12,589
Mr. Duffield               13,939              17,117             4,175
Mr. Halloran               16,009              12,665             6,919
Mr. Leatherman             13,939               5,077             7,311
Mr. D'Angelo               13,939               7,006             3,935

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1995          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  15,047          $   24,367         $   8,385
Mr. Duffield               13,107               1,879             2,330
Mr. Halloran               15,046               6,946             5,159
Mr. Leatherman             13,107               1,361             4,747
Mr. D'Angelo               13,107               3,368             2,359

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1994          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  18,874          $   10,407         $   5,679
Mr. Duffield               13,879              --                 1,532
Mr. Halloran               15,407              --                 3,815
Mr. Leatherman             11,040              --                 2,776
Mr. D'Angelo               13,113              --                 1,354

(4) Director and meeting fees earned by Mr. Cronin as a director of the Company are $44,000, $23,350 and
    $21,200 for calendar years 1996, 1995 and 1994, respectively, and are included in All Other Compensation.

OPTION GRANTS FOR FISCAL YEAR 1996

    The following table sets forth information with respect to options granted for fiscal year 1996 to purchase shares of Common Stock under the Company's 1989 Stock Option Plan to the five executive officers listed in the Summary Compensation Table.

                       OPTION GRANTS FOR LAST FISCAL YEAR

                                           PERCENT OF
                             NUMBER OF    TOTAL OPTIONS
                            SECURITIES     GRANTED TO
                            UNDERLYING      EMPLOYEES     EXERCISE OR                       GRANT DATE
                              OPTIONS       IN FISCAL     BASE PRICE      EXPIRATION          PRESENT
           NAME             GRANTED (1)       YEAR        ($/SH.) (1)      DATE (1)          VALUE (2)
--------------------------  -----------  ---------------  -----------  -----------------  ---------------
Robert J. Cronin                33,500          12.9%      $  26.875        9/04/06         $   302,170
Michael O. Duffield             15,100           5.8%         26.875        9/04/06             136,202
Michael J. Halloran             12,600           4.8%         26.875        9/04/06             113,652
Michael T. Leatherman           15,100           5.8%         26.875        9/04/06             136,202
Bruce D'Angelo                  12,600           4.8%         26.875        9/04/06             113,652

------------------------
(1) Under the terms of the Company's 1989 Stock Option Plan, options can be either tax-favored incentive stock options or non-qualified stock options. Tax favored incentive stock options must have an option price not less than 100% of the market value on the date of grant. Non-qualified stock options may have an option price not less than 85% of market value on the date of grant; however, no options have been granted to date at an option price less than 100% of market value on the grant date. Options become exercisable as to 40% of the shares one year after the grant date and as to the remaining 60% of the shares two years after the grant date; however, the Compensation Committee has the authority to accelerate the exercisability of an option. All options granted to date have had an exercise period of ten years from the grant date.

(2) The Black-Scholes option pricing model has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a) an option term of 5.84 years, which represents the weighted average (by number of option shares) over the past ten years of the length of time between the grant date of options and the exercise date of such options for the listed executive officers; (b) an interest rate equal to the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for the Common Stock for the 3 years (36 months) prior to the grant date; and (d) a dividend rate of $.415 per share, which was the total amount of dividends paid with respect to a share of Common Stock in fiscal year 1996.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information with respect to the exercise in fiscal year 1996 of options to purchase shares of Common Stock granted under the Company's 1989 Stock Option Plan by the five executive officers named in the Summary Compensation Table. In addition, this table includes the fiscal year-end number and value of unexercised options held by each named executive officer.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED     IN-THE- MONEY OPTIONS AT
                                NUMBER OF                      OPTIONS AT 7/31/96              7/31/96 (2)
                             SHARES ACQUIRED     VALUE     --------------------------  ---------------------------
           NAME                ON EXERCISE    REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------  -----------  -----------  -------------  ------------  -------------
Robert J. Cronin                    4,318      $  85,550      110,000        50,000    $  1,946,500   $   175,106
Michael O. Duffield                 2,022         38,987       44,098        28,680         763,506        88,151
Michael J. Halloran                --             --           25,520        21,080         421,725        76,530
Michael T. Leatherman              --             --           26,400        27,200         418,550       156,442
Bruce D'Angelo                     --             --           20,200        20,600         323,313        70,380

------------------------
(1) Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2) Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $29.50 per share (which was the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 1996) over the relevant exercise price(s).

LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1996

    The following table sets forth information with respect to awards made for fiscal year 1996 under the Company's Long-Term Performance Plan to the five executive officers named in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE OR
                                NUMBER OF     OTHER PERIOD       ESTIMATED FUTURE
                                 SHARES,          UNTIL       PAYOUTS UNDER NON-STOCK
                                 UNITS OR     MATURATION OR     PRICE- BASED PLANS
            NAME               OTHER RIGHTS    PAYOUT (1)             MAXIMUM
-----------------------------  ------------  ---------------  -----------------------
Robert J. Cronin                    --          11/01/98            $   234,000
Michael O. Duffield                 --          11/01/98                 176,000
Michael J. Halloran                 --          11/01/98                 118,000
Michael T. Leatherman               --          11/01/98                 176,000
Bruce D'Angelo                      --          11/01/98                 118,000

------------------------
(1) Pursuant to the Long-Term Performance Plan, payouts for 1996 awards (as adjusted to reflect the results of fiscal years 1997 and 1998) must occur prior to December 1, 1998; however, based on past practice, the Company anticipates that such payouts will occur on or about November 1, 1998.

    In fiscal year 1995, the Company introduced a Long-Term Performance Plan, the purpose of which is to provide incentive compensation to certain key employees in a form which relates the financial reward to an increase in the value of the Company to its stockholders. In general, the Company's net operating profit after taxes (with the cost of inventories determined on a first-in, first-out ("FIFO") basis) is reduced by a capital charge, which is intended to represent the return expected by stockholders and debt holders of the Company. The participants in the plan are awarded a predefined percentage of the excess or deficit of the net operating profit after taxes (with the cost of inventories determined on a FIFO basis) less the capital charge. Each participant's award is deferred for a period of two years during which the Company's results for each of such two years are added to or subtracted from the amount awarded. After the completion of the second year following the award year, the participant is paid the lesser of the initial award or the adjusted amount. The Plan does not provide for any threshold or target award amounts.

    For the awards made for fiscal year 1996, as reflected in the table above, the participant will receive the full award amount shown in cash following the Company's fiscal year 1998, provided that the results of fiscal years 1997 and 1998 do not cause a net reduction to the fiscal year 1996 award. A plan participant immediately prior to the occurrence of a Material Change (as defined in the Long-Term Performance Plan) will be entitled to receive payment of such participant's accrued award under the Long-Term Performance Plan if, at any time during the two-year period beginning with the date that the Material Change occurs, such participant's employment with the Company terminates for any reason other than cause. A "Material Change" as defined in the Long-Term Performance Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock, the election of directors representing one-half or more of the Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Plan.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE-OF-CONTROL
ARRANGEMENTS

    The Company has entered into an Employment Agreement, dated as of January 1, 1995, with Mr. Robert Cronin pursuant to which Mr. Cronin will be employed as the Company's President and Chief Executive Officer until December 31, 1999. The employment agreement provides for Mr. Cronin to be paid a base salary of at least $365,000 per year, and, at the Company's discretion, annual bonuses may be awarded to Mr. Cronin under the Company's Annual Bonus Plan or otherwise. In the event of a Material Change (as defined in such agreement), Mr. Cronin, for his continued employment, will be paid for each fiscal year during the remainder of the term of the employment agreement an annual bonus equal to an amount not less than the average annual bonus awarded to Mr. Cronin for the last two fiscal years preceding the fiscal year in which the Material Change occurs. A "Material Change" as defined in Mr. Cronin's agreement includes the acquisition of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for purposes of the employment agreement. At the election of Mr. Cronin, his annual bonus for any fiscal year may be deferred and paid, with interest (based on the rate paid on 90-day bank certificates of deposit), in 120 equal monthly installments following the termination of his employment. The employment agreement also provides that, if Mr. Cronin should become disabled during the term of his employment, he will be paid 50% of his base salary then in effect for the remainder of the employment term or until his death, whichever occurs first. In the event of a Material Change, Mr. Cronin may elect to terminate his services if (i) the Company fails to continue to employ Mr. Cronin in the same capacity in which he was employed immediately prior to the Material Change, (ii) the Company impedes or otherwise fails to permit Mr. Cronin to exercise fully and properly his duties and responsibilities or (iii) the Company fails to pay Mr. Cronin's base salary or award to him an annual bonus when due. In the event Mr. Cronin elects to terminate his services pursuant to the preceding sentence, Mr. Cronin will be entitled to a termination payment equal to the present value of the minimum base salary, bonuses and other compensation to which he would have been entitled if he had continued in the employ of the Company through the last day of the term of the employment agreement. In the event that, in connection with a Material Change, the termination payment or any other amounts payable to Mr. Cronin or certain of his beneficiaries is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax or assessment (collectively, "Excise Taxes"), the Company shall pay the amount necessary to reimburse Mr. Cronin or his beneficiaries, as the case may be, for (i) all Excise Taxes that may be imposed and (ii) any and all income and other taxes that may be imposed on Mr. Cronin or his beneficiaries under clause (i) above or under this clause (ii). Subject to certain limitations, during the term of the employment agreement, Mr. Cronin and his dependents will receive all benefits, and may participate in other plans and programs, which executive employees of the Company are entitled to receive or in which they are entitled to participate. In addition, subject to certain limitations, Mr. Cronin and his wife will be entitled to reimbursement of all medical expenses they may incur during

Mr. Cronin's lifetime. The employment agreement also provides for Mr. Cronin to receive a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last sixty months of his full-time employment, reduced by his monthly Social Security retirement benefits and the monthly amount payable under a single life annuity equal to the value of all other amounts payable under any retirement plan or program of the Company (other than amounts attributable to his contributions). Subject to certain limitations, during the term of the employment agreement and for a period of two years after the later to occur of (i) the end of the term of the employment agreement and (ii) the termination of Mr. Cronin's employment for any reason, Mr. Cronin has agreed not to, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected with the ownership, management, operation or control of, any entity that is directly engaged in any business or activity directly competitive with any business of the Company.

    The Company has entered into an agreement with Mr. Theodore Dimitriou pursuant to which Mr. Dimitriou shall serve the Company, and the Company shall employ Mr. Dimitriou, as a consultant until August 31, 1998, or such earlier date (subject to certain conditions) as Mr. Dimitriou may elect. Mr. Dimitriou is required to devote at least 20% of his business time and energies to the Company and its subsidiaries. Pursuant to such agreement, Mr. Dimitriou is paid a consulting fee at a rate of not less than $100,000 per annum. In addition, the agreement provides for Mr. Dimitriou to receive a supplemental retirement benefit which supplements retirement benefits provided under Social Security and the Company's Profit Sharing and Retirement Plan and Supplemental Profit Sharing Plan so that he can anticipate receiving a retirement income equal to 50% of the average monthly compensation he received during the last sixty months of his full-time employment. The supplemental retirement benefit for Mr. Dimitriou is $130,560 per year. Mr. Dimitriou may (as a result of interference with the performance of his duties and responsibilities, or failure to be paid compensation or receive benefits) elect to terminate his services and receive a termination payment in an amount equal to the discounted present value of the minimum compensation he would have been entitled to receive under the agreement until his 72nd birthday, as well as lump sum distributions of his deferred bonuses (and related interest) and his supplemental retirement benefit.

    The Company has adopted an Executive Severance Pay Plan, in which Mr. Cronin, Mr. Duffield, Mr. Halloran, Mr. D'Angelo and Mr. Leatherman are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Executive Severance Pay Plan provides for each participant to receive a severance benefit of either one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant's annual compensation if the participant's employment with the Company and its subsidiaries voluntarily (subject to certain conditions) or involuntarily terminates at any time during the two-year period after the occurrence of a Material Change (as defined in the Executive Severance Pay Plan) for any reason other than Cause (as defined in the Executive Severance Pay
Plan). A "Material Change" as defined in the Executive Severance Pay Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock, the election as directors representing one-half or more of the Board of Directors of persons who were not nominated or recommended by, the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the Executive Severance Pay Plan. Participants in the Executive Severance Pay Plan may also be entitled to receive a severance benefit under the Employee Severance Pay Plan, which provides a severance benefit to non-union employees of the Company and its subsidiaries based upon length of service in the event that a participant's employment is involuntarily terminated without Cause within a period of two years after the occurrence of a Material Change (as such terms are defined in the Executive Severance Pay Plan); however, any severance benefit provided under the Employee Severance Pay Plan is reduced by any severance benefit under the Executive Severance Pay Plan, and, in most cases, the severance benefit provided under the Executive Severance Pay Plan would exceed the severance benefit provided under the Employee Severance Pay Plan.

    Severance amounts may become payable to approximately 125 officers and senior managers under the Executive Severance Pay Plan, and under agreements with Messrs. Cronin and Dimitriou, in the aggregate amount of approximately $33 million in the event of a change of control of the Company and the termination of employment of all such persons. Upon any such change of control, (i) the Board of Directors may accelerate the vesting of all outstanding unvested options to purchase shares of Common Stock, (ii) approximately $12 million of earned benefits would vest early under the Company's Long-Term Performance Plan, Executive Incentive Plan and Annual Bonus Plan and (iii) earnings would be preserved on benefits accrued under the Company's Deferred Compensation/Capital Accumulation Plans. The Company's Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed one month of service, has a provision that is intended to preserve and protect the plan assets for the benefit of participants in the event of a change in control or other similar material change with respect to the Company.

    In 1996, the Company established the Wallace Computer Services, Inc. Benefit Trust (the "Trust") to provide for the funding of certain plans and arrangements in the event of the occurrence of a "Material Change" (as defined in the Trust). Under the Trust, a "Material Change" includes the acquisition of beneficial ownership of 35% of more of the outstanding shares of Common Stock, the election of directors representing one-half or more of the Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Trust. The following plans and arrangements of the Company are subject to the Trust: the 1988, 1989, 1990, 1991, 1993, 1994, 1995, and 1996 Deferred Compensation/Capital
Accumulation Plans, the Supplemental Profit Sharing Plan, the Supplemental Retirement Plan, the Executive Incentive Plan, the Long-Term Performance Plan, individual pension arrangements for certain executive officers and directors and benefits payable to retired directors under the Retirement Plan for Outside Directors. In the event of a change of control, the Company would be required to fund under the Trust approximately $26 million of vested benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Theodore Dimitriou, the Chairman of the Board of the Company, serves on the Board of Directors of General Binding Corporation. Mr. William Lane, who is the Chairman of the Board of General Binding Corporation, serves on the Compensation Committee of the Company. Mr. Dimitriou does not serve on the Compensation Committee of General Binding Corporation.

INDEMNIFICATION ARRANGEMENTS AND LIMITATION ON LIABILITY

    Pursuant to the provisions of the Company's Restated Certificate of Incorporation and the provisions of indemnification agreements between the Company and each of its directors and officers, the Company is obligated (subject to certain conditions) to hold harmless and indemnify its directors and officers, to the fullest extent permitted from time to time by applicable law, from and against expenses (including attorney's fees), judgments, fines, amounts paid in settlement, and other liabilities and claims that its directors and officers may incur or become subject to as a result of or in connection with serving or having served at any time as a director or officer of the Company (including liabilities relating to service as a trustee or otherwise in connection with employee benefit plans) and, in the case of officers, as an employee or agent of the Company or as a director, officer, employee or agent or in any other capacity at the request of the Company with any subsidiary or other entity. The Company's indemnification obligations under its Restated Certificate of Incorporation and under indemnification agreements with its directors and officers do not extend to liabilities or claims based upon or attributable to any breach of duty of loyalty to the Company or its stockholders, any acts or omissions that are not in good faith or that involve intentional misconduct or deliberate dishonesty, any improper personal profit or benefit, or any income taxes in respect of compensation. Directors and officers also have indemnification rights against the Company under Section 145 of the Delaware General Corporation Law, and the Company maintains director and officer liability insurance coverage for its directors and officers.

    Pursuant to the above indemnification agreements, subject to certain limitations, the Company must advance any and all defense costs (including attorney's fees) of investigating, defending or otherwise contesting any claim made against the director with respect to any alleged act or omission by him as a director of the Company, provided that the director gives the Company a written undertaking to repay all such advances if and to the extent it is ultimately determined that the director is not entitled to indemnification with respect to such claim.

    Under the provisions of the Company's Restated Certificate of Incorporation, no director of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the liability of a director for monetary damages is not eliminated or limited for any breach of duty of loyalty to the Company or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct, deliberate dishonesty, or a knowing violation of law, for any dividends or redemptions or repurchases of stock that are unlawful under the Delaware General Corporation Law, or for any act or omission that occurred prior to November 12, 1986.

                               VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of January 10, 1997 the only person known to the Board of Directors (based on a review of public filings) to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock is the following:

                                                 SHARES
  NAME AND ADDRESS                            BENEFICIALLY     PERCENT OF
  OF BENEFICIAL OWNER                             OWNED           CLASS
------------------------------------------  -----------------  -----------
AIM Management Group                            4,708,200(1)         11.0%
  11 Greenway Plaza
  Suite 1919
  Houston, Texas 77046

------------------------

(1) Holdings as of December 31, 1996 as reported to the Securities and Exchange Commission pursuant to the Schedule 13(G) of AIM Management Group dated January 10, 1997.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table lists the beneficial ownership, as of December 31, 1996, of Common Stock by each director, the five executive officers listed in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the listed director or executive officer has the sole power to vote and the sole power to dispose of or direct the disposition of all shares listed opposite such person's name.

                                     SHARES         PERCENT OF
 NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED      CLASS
---------------------------    ------------------   -----------
Robert J. Cronin                       143,420(1)        *
Theodore Dimitriou                     170,596           *
Richard F. Doyle                         7,600           *
Curtis A. Hessler                    --                  *
Albert W. Isenman III                      200           *
William N. Lane III                    231,148(2)        *
John C. Pope                             2,000           *
Robert P. Rittereiser                    1,600           *
Neele E. Stearns, Jr.                    2,400           *
Michael O. Duffield                     60,534(3)        *
Michael J. Halloran                     45,944(4)        *
Michael T. Leatherman                   44,120(5)        *
Bruce D'Angelo                          32,390(6)        *
All Directors and Executive            820,781(7)
Officers as a group (18
persons)

------------------------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Includes 113,046 shares that Mr. Cronin has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 26,736 share equivalents held by Mr. Cronin as a result of Mr. Cronin converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(2) Includes 181,148 shares held in trusts for which Mr. Lane acts as a co-trustee. Mr. Lane has shared powers to vote and dispose of the shares held by such trusts.

(3) Includes 56,598 shares that Mr. Duffield has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 8,670 share equivalents held by Mr. Duffield as a result of Mr. Duffield converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(4) Includes 37,120 shares that Mr. Halloran has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 9,917 share equivalents held by Mr. Halloran as a result of Mr. Halloran converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(5) Includes 25,320 shares that Mr. Leatherman has the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 6,644 share equivalents held by Mr. Leatherman as a result of Mr. Leatherman converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(6) Includes 26,778 shares that Mr. D'Angelo has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 5,130 share equivalents held by Mr. D'Angelo as a result of Mr. D'Angelo converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(7) Includes 317,528 shares that all executive officers as a group have the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 110,874 share equivalents held by all executive officers as a group as a result of executive officers converting their deferred bonus amounts into stock equivalents during fiscal year 1995.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy statement for the 1997 annual meeting of stockholders must be received at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532, not later than July 8, 1997. Stockholder proposals should be addressed to the attention of the Company's Secretary.

    In addition, the Company's Bylaws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director (other than nominations submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination to be proper, the notice must contain certain information concerning the nomination or proposing stockholder and the nominee, and must be furnished to the Company not later than 90 days before the annual meeting. Copies of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                                          By Order of the Board of Directors

                                                         [SIG]
                                          TED DIMITRIOU
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Lisle, Illinois
           , 1997

                                                                       EXHIBIT A

                        WALLACE COMPUTER SERVICES, INC.
                           1997 STOCK INCENTIVE PLAN

                                I. INTRODUCTION

    1.1 PURPOSES. The purposes of the 1997 Stock Incentive Plan (the "PLAN") of Wallace Computer Services, Inc. (the "COMPANY") and any subsidiaries from time to time (individually a "SUBSIDIARY" and collectively the "SUBSIDIARIES") are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and well-qualified persons who are not employees of the Company ("NON-EMPLOYEE DIRECTORS") for service as directors of the Company and (iii) to motivate such employees and non-employee directors to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

    1.2  CERTAIN DEFINITIONS.

    "AGREEMENT" shall mean the written agreement evidencing an option granted hereunder between the Company and the recipient of such option.

    "BOARD" shall mean the Board of Directors of the Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" shall mean the Compensation Committee designated by the Board, which shall consist of not fewer than two members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

    "COMMON STOCK" shall mean the common stock, $1.00 par value, of the Company.

    "COMPANY" has the meaning specified in Section 1.1.

    "DISABILITY" shall mean the inability of the holder of an option to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the closing transaction price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

    "INCUMBENT BOARD" shall have the meaning set forth in Section 4.8(b)(ii).

    "MATERIAL CHANGE" shall have the meaning set forth in Section 4.8(b).

    "MATURE SHARES" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

    "NON-EMPLOYEE DIRECTOR" shall mean, for purposes of Article III of this Plan, any director of the Company who is not an employee of the Company or any Subsidiary.

    "NON-QUALIFIED STOCK OPTION" shall mean a stock option which is not an Incentive Stock Option.

    "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met as a condition to the exercisability of all or a portion of an option. Such criteria and objectives may include, without limitation, one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

    "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

    "RETAINER FEE OPTIONS" shall have the meaning set forth in Section 3.4.

    "RULE 16b-3" shall mean Rule 16b-3 under the Exchange Act.

    "TAX DATE" shall have the meaning set forth in Section 4.5.

    "TEN PERCENT HOLDER" shall have the meaning set forth in Section 2.1(a).

    1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options may be granted under this Plan to eligible officers and other key employees of the Company and its Subsidiaries. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the Agreement evidencing such option. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

    No member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

    1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article III.

    1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, 2,000,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

    Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof.

    To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Section 4.7.

                               II. STOCK OPTIONS

    2.1 STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "TEN PERCENT HOLDER"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

        (b) OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c) METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

    2.2  TERMINATION OF EMPLOYMENT.

        (a) DISABILITY. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, if the employment with the Company of the holder of an option terminates by reason of Disability, each option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such holder's termination of employment or (ii) the expiration date of the term of such option.

        (b) RETIREMENT. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, if the employment with the Company of the holder of an option terminates by reason of retirement on or after age 65 (or, with the approval of the Company, by reason of the holder's early retirement under the provisions of a retirement plan of the Company), each option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is five years (or such other period as set forth in the Agreement relating to such option) after the effective date of such holder's termination of employment or (ii) the expiration date of the term of such option.

        (c) DEATH. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, if the employment with the Company of the holder of an option terminates by reason of death, each option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of such holder's death, and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death or (ii) the expiration date of the term of such option.

        (d) OTHER TERMINATION. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, if the employment with the Company of the holder of an option terminates for any reason other than Disability, retirement on or after age 65 (or, with the approval of the Company, by reason of the holder's early retirement under the provisions of a retirement plan of the Company) or death, each option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such holder's termination of employment or (ii) the expiration date of the term of such option.

        (e) DEATH FOLLOWING TERMINATION OF EMPLOYMENT. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, if the holder of an option dies during the period set forth in Section 2.2(a) following termination of employment by reason of Disability, or if the holder of an option dies during the period set forth in Section 2.2(b) following termination of employment by reason of retirement on or after age 65 (or, with the approval of the Company, by reason of the holder's early retirement under the provisions of a retirement plan of the Company), or if the holder of an option dies during the period set forth in Section 2.2(d) following termination of employment for any reason other than Disability or retirement on or after age 65 (or, with the approval of the Company, by reason of the holder's early retirement under the provisions of a retirement plan of the Company) (or, in each case, such other period as set forth in the Agreement relating to such option), each option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death or (ii) the expiration date of the term of such option.

        (f)  TERMINATION OF EMPLOYMENT - INCENTIVE STOCK OPTIONS. Subject to
    Section 4.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or (ii) the expiration date of the term of such option.

        Subject to Section 4.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of death, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death or (ii) the expiration date of the term of such option.

        Subject to Section 4.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee's termination of employment or (ii) the expiration date of the term of such option.

        If the holder of an incentive stock option dies during the period set forth in the first paragraph of this Section 2.2(f) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in the third paragraph of this Section 2.2(f) following termination of employment for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death or (ii) the expiration date of the term of such option.

               III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

    3.1 ELIGIBILITY. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article III. All options granted under this Article III shall constitute Non-Qualified Stock Options.

    3.2 GRANTS OF STOCK OPTIONS. Each Non-Employee Director shall be granted Non-Qualified Stock Options as follows:

        (a) TIME OF GRANT. On the date of the 1996 annual meeting of stockholders of the Company (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a Non-Employee Director immediately after such meeting of stockholders shall be granted an option to purchase 2,000 shares of Common Stock (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such option.

        (b) OPTION PERIOD AND EXERCISABILITY. Except as otherwise provided herein, each option granted under this Section 3.2 may be exercised: (i) on or after the next February 1 following its date of grant, for up to one-fourth of the shares of Common Stock subject to such option on its date of grant, (ii) on or after the next May 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant, (iii) on or after the next August 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant and (iv) on or after the next November 1 following its date of grant, for up to the remaining one-fourth of the shares of Common Stock subject to such option on its date of grant; provided, however, that each such option shall become fully exercisable not later than the earlier to occur of (i) the day before the Company's annual meeting of stockholders next following the date of grant or (ii) one year following the date of grant. Each option granted under this Section 3.2 shall expire ten years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Section 3.2 shall be exercisable in accordance with Section 2.1(c).

    3.3  TERMINATION OF DIRECTORSHIP.

        (a) DISABILITY. Subject to Section 4.8, if the holder of an option granted under this Article III ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of the (i) date which is one year after the effective date of such holder's ceasing to be a director or (ii) the expiration date of the term of such option.

        (b) RETIREMENT. Subject to Section 4.8, if the holder of an option granted under this Article III ceases to be a director of the Company on or after age 65, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of the (i) date which is five years after the effective date of such holder's ceasing to be a director or (ii) the expiration date of the term of such option.

        (c) DEATH. Subject to Section 4.8, if the holder of an option granted under this Article III ceases to be a director of the Company by reason of death, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of such holder's death and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of the (i) date which is one year after the date of death or (ii) the expiration date of the term of such option.

        (d) OTHER TERMINATION. Subject to Section 4.8, if the holder of an option granted under this Article III ceases to be a director of the Company for any reason other than Disability, cessation of service on or after age 65 or death, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of the (i) date which is three months after the effective date of such holder's ceasing to be a director or (ii) the expiration date of the term of such option.

        (e) DEATH FOLLOWING TERMINATION OF DIRECTORSHIP. Subject to Section 4.8, if the holder of an option granted under this Article III dies during the period set forth in Section 3.3(a) following such holder's ceasing to be a director of the Company by reason of Disability, or if such holder dies during the period set forth in Section 3.3(b) following such holder's ceasing to be a director of the Company on or after age 65, or if such a holder dies during the period set forth in Section 3.3(d) following such holder's ceasing to be a director for any reason other than by reason of Disability or retirement on or after age 65, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder's death and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of the (i) date which is one year after the date of death or (ii) the expiration date of the term of such option.

    3.4 RETAINER FEE OPTIONS. Each Non-Employee Director may from time to time elect, in accordance with procedures to be specified by the Committee, to be granted by the Committee in lieu of all or any portion of the cash retainer fee that would otherwise be payable to such Non-Employee Director, on the date of the meeting of the Committee next following the date of the annual meeting of stockholders, the number of options ("RETAINER FEE OPTIONS") to purchase shares of Common Stock which is equal to four times the amount of the retainer fee subject to such election divided by the Fair Market Value of a share of Common Stock on the date of such grant. Each Retainer Fee Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) OPTION PERIOD. Except as otherwise provided herein, each Retainer Fee Option may be exercised: (i) on or after the next February 1 following its date of grant, for up to one-fourth of the shares of Common Stock subject to such option on its date of grant, (ii) on or after the next May 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant, (iii) on or after the next August 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant and (iv) on or after the next November 1 following its date of grant, for up to the remaining one-fourth of the shares of Common Stock subject to such option on its date of grant. Retainer Fee Options may be exercised in whole or in part at any time during such period unless such Retainer Fee Options shall have theretofore expired pursuant to the other provisions of this Section 3.4. Each Retainer Fee Option shall expire ten years after its date of grant.

        (b) PURCHASE PRICE. The purchase price for the shares of Common Stock subject to any Retainer Fee Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Retainer Fee Option.

        (c) RESTRICTIONS ON TRANSFER. Retainer Fee Options shall be subject to the transfer restrictions and other provisions of Section 4.4.

        (d) EXPIRATION. Each Retainer Fee Option which has become exercisable pursuant to Section 3.4(a), to the extent not theretofore exercised, shall expire in accordance with Section 3.3.

                                  IV. GENERAL

    4.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote, shall become effective as of the date of approval by the Board. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

    Options may be granted hereunder at any time prior to the termination of this Plan, provided that no option may be granted later than ten years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any options granted hereunder shall be void and of no force or effect.

    4.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including, to the extent applicable, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), (b) reduce the minimum purchase price of an option, (c) effect any change inconsistent with Section 422 of the Code or (d) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

    4.3 AGREEMENT. Each option granted under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such option. No option shall be valid until an Agreement is executed by the Company and the recipient of such option and, upon execution by each party and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

    4.4 NON-TRANSFERABILITY. No option shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise then permitted under Rule 16b-3 as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such option and all rights thereunder shall immediately become null and void.

    4.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "TAX DATE"), in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E); and, provided further, that if the amount withheld pursuant to (C) above has an aggregate Fair Market Value in excess of the minimum amount required to be withheld, an optionee shall attest that such holder owns Mature Shares in an amount equal to such excess. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

    4.6 RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    4.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person as provided in Section 1.5 and the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Article III, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an option under this Plan, the Company shall pay the optionee, in connection with the exercise of such option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price, if any, of such option.

    4.8  MATERIAL CHANGE.

    (a) (i) Notwithstanding any provision in this Plan or any Agreement and except as set forth in Section 4.8(a)(ii), in the event of a Material Change,
(1) all outstanding options shall immediately become exercisable in full, (2) the Performance Measures applicable to any outstanding option shall be deemed to be satisfied and (3) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Material Change. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustment to be made without an increase in the aggregate purchase price.

    (ii) Notwithstanding any provision in this Plan or any Agreement, in the event of a Material Change in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be cancelled by the Company, and the holder thereof shall receive, within ten days of the occurrence of such a Material Change a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Material Change takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Material Change, over the purchase price per share of Common Stock subject to the option. The Company may, but is not required to, cooperate with any person who is subject to
Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

    (b) "Material Change" shall mean:

         (i) the acquisition (in one or more transactions) of beneficial ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock by any person or entity (or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of the Common Stock);

        (ii) individuals who, as of August 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least seventy percent (70%) of the Board; PROVIDED, HOWEVER, that any individual who becomes a member of the Board subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and PROVIDED FURTHER, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed to be a member of the Incumbent Board; or

        (iii) the occurrence of any other event or state of facts that the Board may determine (by the adoption of a resolution) has, does, or would constitute a "Material Change" for the purposes of this Section 4.8.

    4.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. Except as provided in Article III, no person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

    4.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an option granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

    4.11 GOVERNING LAW. This Plan, each option granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                                   IMPORTANT

    If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's proxy card as soon as possible.

    If you have any questions or require any additional information or assistance, please contact our proxy solicitor:

                               MORROW & CO., INC.
                         CALL TOLL FREE: (800) 662-5200

[LOGO]                                                      PRELIMINARY COPY


                         WALLACE COMPUTER SERVICES, INC.

                                   PROXY CARD

Proxy for the Special Meeting of Stockholders to be Held on February 28, 1997.

          This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby constitutes and appoints T. Dimitriou and W. N. Lane
III, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the "Company") to be held on February 28, 1997, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 (THE "CHARTER AMENDMENT") AND "FOR" THE PROPOSAL TO ADOPT THE COMPANY'S 1997 STOCK INCENTIVE PLAN (THE "1997 PLAN"); ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE SPECIAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY
                         IN THE ENCLOSED ENVELOPE

/x/ Please mark your votes as in this example.

This proxy is being solicited by the Board of Directors of Wallace Computer Services, Inc.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1.   Charter Amendment Proposal        2.  1997 Stock Incentive Plan Proposal
        FOR   AGAINST   ABSTAIN                    FOR   AGAINST   ABSTAIN
        / /    / /       / /                       / /     / /      / /


Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


Please mark, sign, date and return the proxy promptly using the enclosed envelope.


Signature                                              Date
         ----------------------------------------------    ---------------

Signature                                               Date
         -----------------------------------------------    --------------

Title:
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